Exhibit 10.4

TAMBORAN RESOURCES CORPORATION

2024 EQUITY AWARD PLAN

ARTICLE I.

PURPOSE

The Plan’s purpose is to provide eligible Service Providers the opportunity to participate in the growth and profits of the Company and to attract, motivate, and retain the services of such persons to promote the long term success of the Company. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award. Notwithstanding the foregoing, the Administrator may not take any actions, nor grant any Awards, that would violate any Applicable Law in the United States or, while the Company is listed on the ASX, would contravene the ASX Listing Rules or the Corporations Act.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or one or more committees of officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or non-employee Directors) to whom the authority to grant or amend Awards has been delegated hereunder. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such Committee or committee and/or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS

4.1 Number of Shares. Subject to adjustment under Article VIII and further subject to the terms of this Article IV, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be equal to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2 Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. In addition, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation with respect to an Award (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (ii) Shares purchased on the open market by the Company with the cash proceeds from the exercise of Options.

4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 7,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or equity securities, the Administrator may grant Awards in substitution for any options or other equity or equity-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has equity securities available under a pre-existing plan approved by equityholders and not adopted in contemplation of such acquisition or combination, the equity securities available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the equityholders of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan and/or pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”). The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $1,000,000 (the “Director Limit”). The Administrator may make exceptions to the Director Limit in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose, and which amount shall be payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. At all times while the Company is subject to the ASX Listing Rules, the Administrator may not grant Options if to do so would result in there being more Options issued and outstanding than underlying Shares in the Company, except as permitted under the ASX Listing Rules.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, subject to Section 5.6, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Administrator, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company, to the extent permitted under, and subject to any limitations provided under, Applicable Law and provided that such extension would not result in the imposition of taxes or penalties by operation of Section 409A. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire ninety (90) days following such Termination of Service. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, in the Company’s reasonable opinion, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Administrator otherwise determines.

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or its Agent) a written notice of exercise, in a form the Administrator approves (which may be electronic and provided through the online platform maintained by an Agent), signed or submitted by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by online payment through the Agent’s electronic platform or by wire transfer of immediately available funds to the Agent (or, in each case, if the Company has no Agent accepting payment, by wire transfer of immediately available funds to the Company) or by:

(a) cash, wire transfer of immediately available funds or check payable to the order of the Company, provided that the Administrator may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Administrator) of an irrevocable and unconditional undertaking by a broker acceptable to the Administrator to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value on the delivery date;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) to the extent permitted by the Administrator, and solely with respect to Options that are not intended to qualify as Incentive Stock Options, electing to receive, without payment of a cash exercise price, the number of Shares determined in accordance with the formula A = B (C-D) / C. Where: A = the number of Shares to be issued to the Participant; B = the number of Shares otherwise issuable upon the Options being exercised; C = the Fair Market Value of one Share determined as of the date of delivery of the exercise notice; and D the Exercise Price. For example, if a Participant intended to exercise 100 Options where each Option had an Exercise Price of $1.00 and gave an entitlement to 1 Share, and the current Fair Market Value of a Share was $1.25, then the formula described above would be applied as follows: A = 100 (1.25 – 1.00) / 1.25. “A” would equal 20, and therefore the Participant, on cashless exercise would be issued 20 Shares.

(f) to the extent permitted by the Administrator, other than for Participants subject to Section 13(k) of the Exchange Act with respect to the Company or its Subsidiaries, delivery of a promissory note, in a form determined by or acceptable to the Administrator, or any other property that the Administrator determines is good and valuable consideration; or

(g) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

5.6 New Issues – Options. While the Company is subject to the ASX Listing Rules, no Participant shall have the right to participate in new issues of Shares to existing holders of Shares (e.g. a “rights offering”) with respect to Shares subject to his or her Option, unless the Participant has exercised the Option and is registered as the holder of the underlying Shares prior to the record date for the determination of entitlements to participate in the new issue.

5.7 Amendment or Cancellation of Options. While the Company is subject to the ASX Listing Rules: (a) Under no circumstances may the terms of any outstanding Option be amended or modified so as to have any of the following effects unless the amendment or modification is made to comply with the ASX Listing Rules or unless otherwise permitted by the ASX Listing Rules or by a waiver granted by the ASX: (i) reducing the exercise price of an Option, (ii) increasing the period for exercise of an Option without the approval of the Administrator, as provided in Section 9.6, or (iii) increasing the number of Shares received on exercise of an Option. Further, any other amendment or modification to the terms of any Option can only be made with stockholder approval or on the provision of a waiver granted by ASX from the ASX Listing Rules; (b) under no circumstances may any amendment or modification be made to the terms of an Option which has the effect of cancelling the Option unless (i) stockholder approval has been obtained for the cancellation of the Option, or (ii) no consideration is provided to the Participant in connection with the cancellation of the Option, or (iii) the amendment or modification is made to comply with the ASX Listing Rules; and (c) the per Share exercise price for the Shares to be issued pursuant to the exercise of an Option and/or the number of Shares over which an Option can be exercised may be changed in accordance with ASX Listing Rules.

5.8 Options over Percentages. At all times while the Company is subject to the ASX Listing Rules, no Option can be exercisable over a percentage of the Company’s capital.

5.9 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to Employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including by becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods that the Administrator establishes for such Award, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Rights as Stockholders. Subject to the Company’s right of repurchase as described above, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan.

(b) Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

(c) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A. Restricted Stock Units may be settled in cash or in Shares, as determined by the Administrator and set forth in the applicable Award Agreement.

(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. For clarity, Dividend Equivalents with respect to an Award of Restricted Stock Units shall only be paid out to the Participant to the extent that the vesting conditions applicable to the underlying Award are satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable in accordance with the foregoing, unless otherwise determined by the Administrator or unless deferred in a manner intended to comply with Section 409A.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS; DIVIDEND EQUIVALENTS

7.1 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, or any combination of the foregoing, as the Administrator determines in its sole discretion. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s) (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. In addition, the Company may adopt subplans or programs under the Plan pursuant to which it makes Awards available in a manner consistent with the terms and conditions of the Plan.

7.2 Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no dividends or Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions applicable to the underlying Award are satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable in accordance with the foregoing, unless otherwise determined by the Administrator.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and/or making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, or equivalent value thereof in cash, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV on the maximum number and kind of shares which may be issued, including pursuant to any Non-Employee Director Compensation Policy) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards. In this respect, where the ASX Listing Rules apply, the Administrator shall make such adjustments as are necessary and in accordance with the ASX Listing Rules to the number, class or type securities that are subject to the Award, the exercise price or purchase price of the Award and such other adjustments as are appropriate in the discretion of the Board and in accordance with the ASX Listing Rules. Such adjustments may provide for the elimination of fractional securities that may otherwise be subject to Awards without payment;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Award is not continued, converted, assumed or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Award shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Award shall lapse, in which case, such Award shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Award and net of any applicable exercise price; provided that to the extent that any Award constitutes “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A (to the extent applicable to such Award) without the imposition of taxes thereon under Section 409A (including payments as a result of any termination of “nonqualified deferred compensation” Awards permitted under Section 409A in connection with a Change in Control), the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

8.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

8.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, Options and Stock

Appreciation Rights will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law, and such Award transferred to a permitted transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant and the Participant or transferor and the receiving permitted transferee shall execute any and all documents requested by the Administrator. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Termination of Status. The Administrator will determine how a Participant’s Disability, death, retirement, an authorized or unauthorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award (including whether and when a Termination of Service has occurred) and the extent to which, and the period during which the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company or one of its Subsidiaries may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Administrator after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations through the Agent’s electronic platform or by wire transfer of immediately available funds to the Agent (or, in each case, if the Company has no Agent accepting payment, by wire transfer of immediately available funds to the Company) or (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Administrator otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Administrator) of an irrevocable and unconditional undertaking by a broker acceptable to the Administrator to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America), and for clarity, may be less than such maximum individual statutory tax rate if so determined by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6 Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option; provided that only the Board may and shall retain the exclusive power to increase the period for exercise of an Option beyond the time period(s) specified in the applicable Award Agreement (and in no event may the Board extend such period beyond the original 10-year term applicable to such Option). The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not, without the approval of the stockholders of the Company, (i) reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.10 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (i) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (iii) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company and its Subsidiaries harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company, its Subsidiaries or their designee receives proceeds of such sale that exceed the amount owed, the Company or its Subsidiary will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (v) the Company, its Subsidiaries and their designees are under no obligation to arrange for such sale at any particular price; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company, its Subsidiaries or their designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate their respective relationships with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.

10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the day prior to the Public Trading Date (the “Effective Date”) and will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective, no Awards will be granted under the Plan will continue in full force and effect in accordance with its terms.

10.4 Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than (i) as permitted by the applicable Award Agreement, (ii) as provided under Section 10.6 and 10.15, or (iii) an amendment to increase the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters; provided, however, that no such subplans and/or modifications shall increase the Overall Share Limit or the Director Limit.

10.6 Section 409A.

(a) General. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A. Notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

(b) Separation from Service. If an Award is subject to and constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award subject to Section 409A to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his, her or its capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9 Compliance with ASX Listing Rules. Notwithstanding any other provision in this Plan, while the Company is listed on the ASX, the rights of a person holding Options and the terms of any such Options (and, to the extent required by the ASX Listing Rules, the rights of a recipient of other Awards and the terms of any other Awards) must be amended by the Company to the extent necessary to comply with the ASX Listing Rules applying to a reorganization of capital at the time of the reorganization, and each Option holder and recipient of any other Award by participating in this Plan is deemed to have consented to any such amendments. To the extent that the terms of the relevant Option or other Award do not permit the Option or Award to be treated in accordance with the ASX Listing Rules, the terms of that Option or Award must be amended so that the Option or other Award can be treated in accordance with the ASX Listing Rules.

10.10 Compliance. No Option or Stock Appreciation Right shall be exercisable, no Restricted Stock, Restricted Stock Unit, Dividend Equivalent Right or any other Award shall be granted or settled, no Award shall be amended in any way, no Shares shall be issued, no certificates for Shares shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all stock exchanges on which the Company’s securities may be listed (including, while the Company’s securities are listed on the ASX, the ASX Listing Rules). The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing Shares issued pursuant to an Award may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such Shares as the Committee otherwise deems appropriate. No Option or Stock Appreciation Right shall be exercisable, no Restricted Stock, Restricted Stock Unit, Dividend Equivalent Right or any other Award shall be granted or settled, no Award shall be amended in any way, no Shares shall be issued, no certificate for Shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent, waiver or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters (including, while the Company’s securities are listed on the ASX, any consent, waiver or approvals required under the ASX Listing Rules).

10.11 Listing Rules. While the Company’s securities are listed for trading on any securities exchange or market (including, without limitation, ASX), the Company and the Administrator must not make any amendments to this Plan or any Award or issue any Awards or take any other action unless such action complies with the relevant listing rules of such securities exchange.

10.12 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company and its Subsidiaries hold regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents provided for in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents provided for in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.13 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.14 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that the specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in an Award Agreement or other written agreement which provides supplemental or additional terms not inconsistent with the Plan.

10.15 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.16 Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

10.17 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.18 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.19 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

10.20 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. Notwithstanding anything herein to the contrary, the Board shall conduct the general administration of the Plan with respect to Awards granted to non-employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall mean and to refer to the Board.

11.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or a Participant with regard to the Plan.

11.3 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.4 “ASX” means ASX Limited ABN 98 008 624 691, or the securities market which it operates, as the context requires.

11.5 “ASX Listing Rules” means the official listing rules of the ASX.

11.6 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.

11.7 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.8 “Board” means the Board of Directors of the Company.

11.9 “Cause” with respect to a Participant, “Cause” (or any term of similar effect) as defined in such Participant’s employment or service agreement with the Company or an affiliate thereof if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then “Cause” shall mean one or more of the following: (A) repeated or willful failure to perform Participant’s duties or gross negligence or willful misconduct in the performance of a Participant’s duties; (B) use of illegal drugs by Participant; (C) commission of a felony, a crime of moral turpitude or a misdemeanor involving fraud or dishonesty; (D) the perpetration of any act of fraud or material dishonesty against or affecting the Company, any of its affiliates, or any customer, agent or employee thereof; (E) material breach of fiduciary duty or material breach or violation of any agreement between a Participant and the Company or any of its affiliates or any material policy of the Company or an affiliate after written notice of such breach or violation has been given to Participant and, to the event such breach or violation is curable, within 30 days to cure such breach; (F) repeated insolent or abusive conduct in the workplace, including but not limited to, harassment of others of a racial or sexual nature after notice of such behavior; (G) taking any action which is intended to harm or disparage the Company or its affiliates, or their reputations, or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company or its affiliates; (H) engaging in any act of material self-dealing without prior notice to and consent by the Board; or (I) if applicable, the Participant has become disqualified from managing corporations in accordance with Part 2D.6 of the Australian Corporations Act 2001 (Cth) or has committed any act that may result in the Participant being banned from managing a corporation under the Australian Corporations Act 2001 (Cth).

11.10 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of 24 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the 24 month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.11 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.12 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.13 “Common Stock” means the common stock of the Company.

11.14 “Company” means Tamboran Resources Corporation, a Delaware corporation, or any successor.

11.15 “Consultant” means any consultant or advisor engaged by the Company or any of its Subsidiaries to render services to such entity that qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statements.

11.16 “Corporations Act” means the Corporations Act 2001 (Cth).

11.17 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.18 “Director” means a Board member.

11.19 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

11.20 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.21 “Employee” means any employee of the Company or its Subsidiaries.

11.22 “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.24 “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

11.25 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.26 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.27 “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

11.28 “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.29 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.30 “Overall Share Limit” means the sum of (a) 2,274,133 Shares; and (b) an annual increase on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (i) 4% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.

11.31 “Participant” means a Service Provider who has been granted an Award.

11.32 “Performance Criteria” means the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include (but is not limited to) the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; operating efficiency; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships, collaborations and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition, licensing or divestiture activity; investment sourcing activity; environmental, social and governance initiatives; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be (a) based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, (b) based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies, (c) based on GAAP or non-GAAP metrics, and/or (d) adjusted to reflect the impact of unusual or non-recurring transactions, extraordinary events or otherwise determined by the Administrator.

11.33 “Plan” means this 2024 Incentive Award Plan, as amended and/or restated from time to time.

11.34 “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

11.35 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.36 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.37 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.38 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.39 “Securities Act” means the Securities Act of 1933, as amended.

11.40 “Service Provider” means an Employee, Consultant or Director.

11.41 “Shares” means shares of Common Stock.

11.42 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.43 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.44 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.45 “Termination of Service” means the date the Participant ceases to be a Service Provider for any reason.

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ADDENDUM

ADDENDUM –

PROVISIONS APPLICABLE TO AUSTRALIAN SERVICE PROVIDERS

Pursuant to section 10.5 of the Tamboran Resources Corporation 2024 Equity Award Plan (the “Plan”), this Addendum shall apply to all Awards granted to Service Providers who are Australian citizens or permanent residents (an “Australian Participant”). This Addendum shall supplement the Plan, and, unless otherwise provided by the Administrator, will otherwise supersede any conflicting provisions of the Plan, regarding any Australian Participant. Capitalized terms used in this Addendum and not defined herein shall have the meanings provided to such terms in the Plan.

ARTICLE I.

ADVICE

1.1 Advice. There may be legal and tax consequences associated with participation in the Plan. Australian Participants should ensure that they understand these consequences before accepting an invitation to participate in the Plan. Any advice given by or on behalf of the Company is general advice only and Australian Participants should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

ARTICLE II.

GRANT OF AWARDS TO AUSTRALIAN PARTICIPANTS

2.1 Form of Award Agreement. An offer of an Award to an Australian Participant must be in writing and be subject to any terms or restrictions determined by the Administrator.

2.2 Content of Award Agreement. An Award Agreement to an Australian Participant must include the following information to the extent applicable: (a) the name and address of the Australian Participant to whom the Award is being made; (b) the number of Awards being offered or the method by which the number of Awards being offered will be calculated; (c) the type or types of Awards being granted; (d) the period or periods during which Awards may vest; (e) any applicable Vesting Conditions; (f) whether an Award is a Vesting Award or an Exercisable Award; (g) the dates or circumstances in which Awards may lapse; (h) any Exercise Price or the method by which that Exercise Price will be calculated, and any applicable Exercise Conditions for an Exercisable Award; (i) the period or periods in which an Exercisable Award may be exercised; (j) the amount (if any) that will be payable by the Australian Participant upon the grant of an Award; (k) whether an Award may be settled in cash, securities or a combination thereof; (l) the circumstances (if any) in which Awards or Securities Allocated to the Australian Participant may be forfeited; (m) any restrictions applicable to the Award; (n) the closing date for acceptance of the Award; (o) any other matters required by either the Corporations Act or, while the Company is Listed the Listing Rules, to be specified in an offer of securities for issue by the Company; and (p) any other terms or conditions to be attached to the Award granted to the Australian Participant.

2.3 Right to nominate. (A) Unless otherwise expressly permitted in the Award Agreement, an Australian Participant may only accept an Award in the Australian Participant’s name and not on behalf of any other person. (B) If an Australian Participant is permitted in the Award Agreement, they may, by notice in writing to the Administrator, nominate a Nominated Party in whose favour the Australian Participant wishes to renounce the Award. (C) The Administrator may in its discretion resolve not to allow a renunciation of an Award in favour of a Nominated Party without giving any reason for that decision. (D) If the Administrator resolves to allow a renunciation of an Award Agreement in favour of a Nominated Party: (a) the Administrator may impose any conditions that it thinks fit in respect of that renunciation; and (b) the Australian Participant must procure that the Nominated Party accepts the Award and that both the

Australian Participant and the Nominated Party agree to be bound by the Plan and execute any documents required by the Company in order to receive the Award and to give effect to the Plan. (E) If Awards are granted to a Nominated Party, then to the extent necessary to give effect to the intent of the Plan, the Australian Participant will continue to be treated as the participant.

2.4 CDIs to be Allocated to Australian Participants. (A) Subject to clause 2.4(B), whilst the Company is listed on ASX, each Award may entitle an Australian Participant to the issue of CDIs unless the Administrator determines otherwise. (B) Australian Participants may, by written notice to the Company, request to receive shares of common stock in the Company on the vesting or exercise of an Award in lieu of CDIs (as applicable) and approval of this request shall be in the Company’s sole discretion.

ARTICLE III.

CASHLESS EXERCISE OF OPTIONS

3.1 Cashless exercise of Options. (A) Subject to the Listing Rules, at any time during the Exercise Period in respect of an Australian Participant’s vested options, the Australian Participant may exercise any or all of those vested Options by: (i) paying the Exercise Price to the Company in the manner directed by the Administrator and providing the Company with a completed exercise notice in the form determined by the Administrator; or (ii) in lieu of paying the cash Exercise Price, the Administrator may, in its sole discretion, permit an Australian Participant to elect to receive, without payment of a cash Exercise Price, the number of Securities determined in accordance with the following formula:

Where:			B(C-D)
	A	=	C

A =	the number of Securities to be issued to the Australian Participant;

B =	the number of Securities otherwise issuable upon the Options being exercised

C =	the Market Value of one Securities determined as of the date of delivery of the exercise notice; and

D =	the Exercise Price.

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Worked example:

For example, if an Australian Participant intended to exercise 100 vested options where each Option had an Exercise Price of $1.00 and gave an entitlement to 1 CDI, and the current Market Value of a CDI was $1.25, then:

B =	100

C =	$1.25

D =	$1.00

and the formula described above would be applied as follows:

A =	100 (1.25 – 1.00)
1.25

“A” would equal 20, and therefore the Australian Participant, on cashless exercise would be issued 20 CDIs.

ARTICLE IV.

TAXATION ADMINISTRATION

4.1 Withholding. If a Group Company is obliged, or reasonably believes it may have an obligation, as a result of or in connection with: (a) the grant of an Award to an Australian Participant, or the vesting or exercise of an Award; (b) the payment of any cash amount to an Australian Participant; or; (c) the Allocation of Securities to, or on behalf of, an Australian Participant to account for income tax or employment taxes under any wage, withholding or other arrangements or for any other tax, social security contributions or levy or charge of a similar nature (the “Tax Liability”), then the Group Company is entitled, at their election, to: (i) withhold such amounts and make such arrangements as it considers necessary; or (ii) be reimbursed by the Australian Participant, for the amount or amounts so paid or payable.

4.2 Reimbursement of Tax Liability. Where clause 4.1 applies, the Group Company is not obliged to grant the Award, pay the relevant amount or Allocate the relevant Securities to the Australian Participant unless the Group Company is satisfied that arrangements have been made for withholding, payment or reimbursement of the Tax Liability. Those arrangements may include, at the Group Company’s election: (a) the Australian Participant forgoing their entitlement to an equivalent number of Securities that would otherwise be Allocated to them; (b) a reduction in any amount that is otherwise payable to the Australian Participant; or (c) the sale, on behalf of the Australian Participant, of Securities Allocated or otherwise to be Allocated to them. Where this happens, the Australian Participant will also reimburse the costs of the sale, including any stamp duty or brokerage, in addition to the Tax Liability.

4.3 Tax Information. Australian Participants acknowledge that the Company may have reporting obligations in relation to participation in the Plan. Australian Participants authorise the Company to provide information regarding their participation in the Plan to any tax authority or other person to the extent required by law or by the official policy of the tax authority or a government agency.

4.4 Transfers outside Australia. If an Australian Participant is transferred to work for a Group Company outside Australia and, as a result of that transfer, would: (a) suffer a tax disadvantage in relation to their Awards which is demonstrated to the satisfaction of the Administrator; or (b) become subject to restrictions on their ability to deal with the Awards, or to hold or deal in the Securities or the proceeds of the Securities acquired on vesting or exercise, because of the laws of the country to which they are transferred, then, if the Australian Participant continues to hold an office or employment with a Group Company, the Administrator may decide that the Awards will vest or, in the case of Exercisable Awards, may be exercised on a date the Administrator determines before or after the transfer takes effect. The Awards will vest to, or on behalf of, the Australian Participant to the extent permitted by the Administrator and will not lapse as to the balance. The Exercisable Awards may be exercised to the extent permitted by the Administrator.

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ARTICLE V.

AWARDS FOR MONETARY CONSIDERATION

5.1 Division 1A of Part 7.12 of the Corporations Act. If Division 1A of Part 7.12 of the Corporations Act and any amending instrument is relied on by the Company for the issue of Awards to Australian Participants for Monetary Consideration under the Plan, then the Administrator shall not invite an Australian Participant to participate in the Plan if the total number of Securities issued would exceed the issue cap specified in the Company By-laws (if any) or, if the Company By-laws do not specify an issue cap, the percentage prescribed in section 1100V(2) of the Corporations Act.

ARTICLE VI.

RESALE RESTRICTIONS

6.1 Resale restrictions. Following the exercise of an Award and the Allocation of CDIs, if the Company is unable to give ASX a notice that complies with section 708A(5)(e) of the Corporations Act, or such a notice for any reason is not effective to ensure that an offer for sale of the CDIs does not require disclosure to investors, CDIs issued on exercise of an Award may not be traded until 12 months after their issue unless the Company, at its sole discretion, elects to issue a prospectus pursuant to section 708A(11) of the Corporations Act. The Company is authorised by the holder to apply a holding lock on the relevant CDIs during the period of such restriction from trading.

ARTICLE VII.

FORFEITURE OF AWARDS

7.1 Termination of service. Where an Australian Participant who holds Awards becomes a Leaver, all unvested Awards will automatically be forfeited by the participant, unless the Administrator determines in its sole discretion that Special Circumstances apply. “Special Circumstances” for the purposes of this clause 7.1 may include a Participant becoming a Leaver due to death, redundancy, permanent disability, mental incapacity, retirement or any other circumstances the Administrator may determine in its sole discretion.

7.2 Fraudulent or dishonest actions. Where the Administrator determines that an Australian Participant has: (a) acted fraudulently or dishonestly; (b) breached his or her duties or obligations to any Group Company; or (c) done an act which brings any Group Company into disrepute, the Administrator will deem all unvested Awards held by that participant to have been forfeited.

7.3 Failure to Satisfy Vesting Conditions. Unless otherwise stated in the Award Agreement or determined by the Administrator, an Award which has not yet vested will be forfeited immediately on the date that the Administrator determines (acting reasonably and in good faith) that any applicable Vesting Condition has not been met or cannot be met by the relevant date.

7.4 Insolvency. Unless otherwise stated in the Award Agreement or determined by the Administrator, an Award held by an Australian Participant in accordance with the Plan will be forfeited immediately in the event the participant becomes bankrupt or insolvent (as applicable).

7.5 Other forfeiture events. Unless the Administrator otherwise determines, or as otherwise set out in the Plan, any Award which has not yet vested will be automatically forfeited on the Expiry Date.

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7.6 Voluntary forfeiture. An Australian Participant may by written notice to the Company voluntarily forfeit their Awards for no consideration.

7.7 Effect of Forfeiture. Where an Award has been forfeited in accordance with the Plan: (a) the Award will automatically lapse; (b) the participant or their agent or attorney must sign any transfer documents required by the Company to effect the forfeiture of that Award; and (c) the Company will not be liable for any damages or other amounts to the participant in respect of that Award.

ARTICLE VIII.

APPLICABLE LAW

8.1 Applicable law. The entitlements of Australian Participants under the Plan and this Addendum are subject to the Applicable Law. Notwithstanding any other provision of the Plan or this Addendum, no Award or corresponding Security may be offered, issued, assigned, transferred, sold, purchased or otherwise dealt with under the Plan to Australian Participants if to do so would contravene: (a) the Corporations Act or instruments of relief issued by ASIC from time to time relating to employee incentive schemes which the Company is relying on; or (b) while the Company is Listed, the Listing Rules.

8.2 By-laws. The entitlements of Australian Participants under the Plan, including this Addendum, are subject to the By-laws of the Company. In the event of any inconsistency between this Addendum and the By-laws, the terms of the By-laws will prevail.

8.3 Inconsistencies. Notwithstanding anything to the contrary in any Engagement Arrangement with an Australian Participant, if there is any inconsistency between this Addendum and an Engagement Arrangement, this Addendum prevails.

8.4 Governing law. The Rules and the rights of Australian Participants under this Addendum are governed by and must be construed according to the law applying New South Wales, Australia.

ARTICLE IX.

DEFINITIONS AND INTERPRETATION

Capitalised terms in this Addendum have the meaning given to them in the Plan unless otherwise defined.

“Allocate” means (a) the issue of a Security for the benefit of; or (b) procuring the transfer of a Security (pursuant to a purchase on-market or an off-market transfer) to or for the benefit of, an Australian Participant (or their Personal Representative).

“Applicable Law” means any one or more or all, as the context requires: (a) the Corporations Act 2001 (Cth); (b) the ASX Listing Rules; (c) the Company’s By-laws; (d) the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth); (e) any relevant practice note, policy statement, regulatory guide, class order, regulatory relief, declaration, guideline, policy, procedure, ruling, judicial interpretation or other guidance note made to clarify, expand or amend (a), (b), or (d) above; (f) any other legal requirement (including, without limitation, the rules of the general law, including common law and equity, and any judgment, order, decree, declaration or ruling of a court of competent jurisdiction or government agency binding on a person or the assets of that person) that applies to the Plan; and (g) in respect of acquisition or disposals of any Securities, any formal policy relating to dealings in securities adopted by the Administrator from time to time, including any security trading policy.

“Award” means, means an Option, Performance Right, Restricted Stock Unit or other security convertible into Securities.

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“ASIC” means the Australian Securities and Investment Commission.

“ASX” means ASX Limited ABN 98 008 624 691, or the securities market which it operates, as the context requires.

“CDI” means a CHESS depositary interest representing a beneficial interest in 1/200th of a Share, or any other ratio determined by the Administrator acting reasonably, registered in the name of CDN, or beneficial ownership is held by CDN, and CDIs means a number of them.

“CDN” means CHESS Depositary Nominees Pty Ltd ACN 071 346 506.

“Engagement Arrangement” means in respect of (a) an employee of a member of the Group, the terms under which the relevant member of the Group has employed that person; (b) a director of a member of the Group that is not also an employee, the terms under which that director has been appointed; (c) a contractor or consultant or other service provider to a member of the Group, the terms under which the relevant member of the Group has engaged that contractor, consultant or service provider which the relevant member of the Group has appointed that director to their office.

“Exercisable Award” means an Award which is required to be exercised for an Australian Participant to be entitled to be Allocated a Security.

“Exercise Condition” means one or more conditions which must be satisfied or circumstances which must exist before an Exercisable Award is exercisable.

“Exercise Price” means the price to be paid (if any) when exercising that Award as specified in the Award Agreement. For the avoidance of doubt, the Exercise Price for an Award may be nil.

“Exercise Period” means, in respect of an Award, the period during which the Award can be exercised being the period commencing on the Vesting Date (or such later date specified in the Award Agreement) and ending on the Expiry Date.

“Expiry Date” means, in relation to an Award, the expiry date which is specified in the Award Agreement (if any).

“Group” means the Company and each Group Company.

“Group Company” means the Company and each of its Subsidiaries.

“Leaver” means an Australian Participant who ceases to be a Service Provider.

“Listed” means the Company being and remaining admitted to the official list of the ASX.

“Listing Rules” means the official listing rules, market rules and operating rules of the ASX.

“Market Value” means, at any given date, the volume weighted average price per CDI traded on the ASX or Share traded on the NYSE (as applicable) over the five (5) trading days during which Securities are actually traded immediately preceding that given date, unless otherwise specified in an Award Agreement.

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“Nominated Party” means, in respect of an Australian Participant who is a ‘primary participant’ as defined in section 1100L(1)(a) of the Corporations Act, another person on behalf of that primary participant, who is: (a) a spouse, parent, child or sibling of the Australian Participant; (b) another body corporate controlled by the Australian Participant or a person mentioned in paragraph (a); (c) a body corporate that is the trustee of a self-managed superannuation fund (within the meaning of the Superannuation Industry (Supervision) Act 1993) where the Australian Participant is a director of the body corporate; or (d) a person prescribed in relation to the Australian Participant by the Regulations for the purposes of section 1100L(b)(iv) of the Corporations Act.

“NYSE” means the New York Stock Exchange.

“Award for Monetary Consideration” means an Award for the issue, sale or transfer of Securities where either or both the following apply: (a) the Securities are offered for issue or sale in return for monetary consideration, and the Securities will be acquired by the Australian Participant who pays for the securities; or (b) monetary consideration is to be provided on the exercise of an Award.

“Option” means an unlisted option granted to an Australian Participant under this Addendum to acquire one Security for every one Option exercised or vested (as applicable).

“Performance Right” means a right granted to an Australian Participant under this Addendum to acquire one or more Security by transfer or allotment as set out in the relevant Award Agreement.

“Personal Representative” means the legal personal representative, executor or administrator of the estate of a deceased person.

“Rules” means the terms and conditions set out in this Addendum as amended from time to time.

“Securities” means CDIs or Shares (as applicable).

“Shares” means shares of common stock in the Company.

“Vesting Award” means an Award which is not required to be exercised for an Australian Participant to be entitled to be Allocated a Security or receive a payment.

“Vesting Condition” means one or more conditions which must be satisfied or circumstances which must exist before an Award vests under the Plan.

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